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For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal Fourth Quarter and Fiscal Year 2015 Financial Results
Adjusted EBITDA of $21.2 million, ahead of previous quarterly guidance range
Announces $25 million share repurchase program
Conference call and webcast will be held at 8:00 a.m. ET today

Lake Forest, CA. March 7, 2016 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO, TACOW), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal fourth quarter and fiscal year 2015 financial results. Del Taco also announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $25 million of its outstanding common stock and warrants.

Del Taco became a public company when it completed a business combination with Levy Acquisition Corp. on June 30, 2015. This resulted in a fiscal fourth quarter financial statement presentation that includes a predecessor period for the sixteen-weeks ended December 30, 2014 compared to a successor period for the sixteen-weeks ended December 29, 2015. Consequently, the fiscal year 2015 financial statement presentation includes a predecessor period for the twenty-six weeks ended June 30, 2015 followed by a successor period for the twenty-six weeks ended December 29, 2015. The financial results referenced for fiscal year 2015 have been aggregated to reflect, on a pro forma basis, the combined successor and predecessor periods for the fifty-two weeks ended December 29, 2015 compared to the comparable fifty-two weeks during fiscal year 2014.

Fiscal Fourth Quarter 2015 Highlights

•	System-wide comparable restaurant sales growth of 5.8% and company-owned comparable restaurant sales growth of 5.9%, marking the ninth and fourteenth consecutive quarter of gains, respectively;

◦	Company-owned comparable restaurant sales growth comprised check growth of 6.0%, including over 2% of menu mix growth, and approximately flat transactions at (0.1%);

•	Total revenue of $133.4 million, representing 6.1% growth from the fiscal fourth quarter of 2014;

•	Restaurant sales of $128.1 million, representing 6.0% growth from the fiscal fourth quarter of 2014;

•	Restaurant contribution margin, a non-GAAP financial measure, of 21.2%, an improvement of approximately 90 basis points from the fiscal fourth quarter of 2014;

•
Net income increased to $4.8 million from a net loss of $8.1 million in the fiscal fourth quarter of 2014, representing diluted earnings (loss) per share of $0.12 and ($2.08) in the fiscal fourth quarter of 2015 and 2014, respectively;

•	Adjusted EBITDA, a non-GAAP financial measure, of $21.2 million, representing 8.4% growth from the fiscal fourth quarter of 2014; and

•	The opening of nine restaurants system wide, including three company-owned and six franchised restaurants.

Fiscal Year 2015 Highlights

•	System-wide comparable restaurant sales growth of 6.3% and company-owned comparable restaurant sales growth of 6.4%;

◦	Company-owned comparable restaurant sales growth comprises check growth of 4.8% and transaction growth of 1.6%;

•	Total revenue of $424.0 million, representing 7.1% growth from the prior fiscal year;

•	Restaurant sales of $407.6 million, representing 7.0% growth from the prior fiscal year;

•	Restaurant contribution margin, a non-GAAP financial measure, of 20.0%, an improvement of approximately 130 basis points from the prior fiscal year;

•	Adjusted EBITDA, a non-GAAP financial measure, of $65.0 million, representing 10.4% growth from the prior fiscal year; and

•	The opening of 12 restaurants system wide, including 6 company-owned and 6 franchised restaurants.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “2015 was an incredibly successful year at Del Taco as we solidified our QSR+ positioning by elevating brand perceptions and guest experiences. Strong execution of our initiatives is reflected in the progress we made in increasing operating margins and towards reaching our average unit volume goal of $1.5 million by 2018. This past year also marked Del Taco’s entry into the public markets, laying the foundation for our next growth phase. I thank all of our team members for their hard work without which these achievements would not have been possible.”

Murphy continued, “As we look to 2016, we are striving to improve the guest experience with a great line up of new products including continued innovation within our Buck & Under value platform. We are also investing in our operations to drive speed of service and expand our QSR+ capabilities, and we are focused on embedding and enhancing our positioning by taking a fresh approach to everything we do.”

Murphy concluded, “Today’s announcement of a share repurchase plan reflects the marked improvement in our financial condition over the past year, as represented by our strong free cash flow profile and increased borrowing capacity, as well as confidence in Del Taco's growth strategy. We are committed to generating long-term returns for our shareholders through all the means at our disposal, including opportunistic repurchases of our common stock and warrants.”

Review of Fiscal Fourth Quarter 2015 Financial Results

Total revenue was $133.4 million, an increase of 6.1% compared to $125.7 million in the fiscal fourth quarter of 2014. The growth in revenue was driven by a 6.0% increase in Company restaurant sales and an 11.5% increase in franchise revenue.

Comparable restaurant sales increased 5.8% system-wide for the fiscal fourth quarter ended December 29, 2015 compared to the 5.8% gain in the prior year fiscal fourth quarter, for a two-year growth rate of 11.6%. The Del Taco system has now generated comparable restaurant sales growth for nine consecutive quarters.

Company-owned comparable restaurant sales increased 5.9%, marking the fourteenth consecutive quarter of comparable restaurant sales growth. Average check growth contributed meaningfully to the comparable restaurant sales increase as guests continued to respond favorably to the introduction of new premium products that embed Del Taco’s QSR+ positioning. Franchise comparable restaurant sales increased 5.7%.

Restaurant contribution, a non-GAAP financial measure, increased 10.3% year-over-year to $27.1 million. As a percentage of Company restaurant sales, restaurant contribution increased approximately 90 basis points year-over-year to 21.2%. The increase was driven by an approximate 90 basis point improvement in labor and related expenses and 10 basis point improvement in occupancy and other operating expenses, partially offset by a 10 basis point increase in food and paper costs. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA, a non-GAAP financial measure, was $21.2 million, an increase of 8.4% from $19.6 million in the previous year’s fiscal fourth quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Net income was $4.8 million, compared to net loss of $8.1 million in the fiscal fourth quarter of 2014. Earnings per diluted share were $0.12, compared to a loss of $2.08 per diluted share in the fourth quarter of 2014.

Restaurant Development

Del Taco opened three company-owned and six franchise restaurants during the fiscal fourth quarter, resulting in twelve system-wide openings during fiscal year 2015. One company-owned restaurant previously expected to open last year was delayed due to significant rains in Georgia and opened on January 6, 2016. Additionally, Del Taco closed twelve previously discussed underperforming company-owned restaurants late in the fiscal fourth quarter.

Fiscal Year 2016 Guidance

The Company is providing the following guidance for fiscal year 2016, the 53-week period ending January 3, 2017 and currently expects the following for fiscal year 2016:

•	System-wide same store sales growth of approximately 2.5% to 4.5%;

•	Total revenue between $439 million and $449 million;

•	Total company-owned restaurant sales between $422 million and $432 million;

•	Restaurant contribution margin between 19.8% and 20.3%;

•
New California minimum wage impact estimated to increase labor and related expenses by approximately $7.2 million, including preservation of appropriate wage differentials and incremental payroll taxes;

•	General and administrative expenses of between approximately 7.9% and 8.3% of total revenue, including incremental public company costs and non-cash stock-based compensation;

•	Adjusted EBITDA between $67.5 million and $70.0 million;

•	Effective tax rate of approximately 40%;

•	Diluted earnings per share of approximately $0.53 and $0.56;

•	Fifteen to eighteen new system-wide restaurant openings, including the company-owned restaurant that opened in early January 2016; and

•
Net capital expenditures totaling approximately $36.0 to $41.0 million including approximately $10.0 to $12.5 million for new unit construction, approximately $10.0 to $11.0 million for capitalized maintenance, approximately $10.0 to $11.5 million for discretionary investment in equipment and technology, and approximately $6.0 million for land acquisition for development after 2016.

Share Repurchase Program

The Del Taco Board of Directors has approved a share repurchase program under which the Company may purchase up to $25 million of its outstanding common stock and warrants. The authorization is effective immediately, and will expire upon completion of the repurchase program, unless terminated earlier by the Board of Directors. Purchases under the program may be made in open market or privately negotiated transactions (including, without limitation, the use of Rule 10b5-1 plans) in compliance with applicable federal securities laws, including the Securities and Exchange Commission Rule 10b-18. The Company has no obligation to repurchase shares under this authorization, and the timing, actual number and value of shares purchased will depend on the Company’s stock price, market conditions, and other factors.

Conference Call

A conference call and webcast to discuss Del Taco’s financial results is scheduled for 8:00 a.m. ET today. Hosting the conference call and webcast will be Larry Levy, Chairman of the Board; Paul J.B. Murphy, III, President and Chief Executive Officer; John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode is 13629964.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

About Del Taco Restaurants, Inc.

At Del Taco (NASDAQ: TACO, TACOW) all menu items taste better because they are made to order with fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken and carne asada grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco's UnFreshing Believable campaign communicates the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices. With nearly 550 restaurants in 16 states, Del Taco serves more than three million guests each week. Stay up to date by following Del Taco on Twitter, Facebook and Instagram or visit www.deltaco.com for more information.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-owned or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s stock repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheet
(In thousands, except share and per share data)

	Successor	Predecessor
	December 29, 2015	December 30, 2014
Assets
Current assets:
Cash and cash equivalents	$10,194	$8,553
Accounts and other receivables, net	3,220	3,383
Inventories	2,806	2,687
Prepaid expenses and other current assets	3,545	3,816
Total current assets	19,765	18,439
Property and equipment, net	114,030	85,164
Goodwill	318,275	281,200
Trademarks	220,300	144,000
Intangible assets, net	28,373	17,683
Other assets, net	2,829	2,833
Total assets	$703,572	$549,319
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	16,831	14,645
Other accrued liabilities	32,897	31,906
Current portion of long-term debt, capital lease obligations
and deemed landlord financing liabilities	1,725	1,634
Total current liabilities	51,453	48,185
Long-term debt, capital lease obligations and deemed landlord
financing liabilities, excluding current portion, net	167,968	321,049
Deferred income taxes	79,523	64,918
Warrant liability	—	8,309
Other non-current liabilities	36,251	25,454
Total liabilities	335,195	467,915
Commitments and contingencies
Shareholders' equity:
Del Taco Holdings, Inc. (Predecessor) preferred stock, $0.01 par value; 200,000
shares authorized; no shares issued and outstanding	—	—
Del Taco Restaurants, Inc. (Successor) preferred stock, $0.0001 par value;
1,000,000 shares authorized; no shares issued and outstanding	—	—
Del Taco Holdings, Inc. (Predecessor) common stock, $0.01 par value;
5,800,000 shares authorized; 3,907,835 shares issued and outstanding at
December 30, 2014	—	39
Del Taco Restaurants, Inc. (Successor) common stock, $0.0001 par value;
400,000,000 shares authorized; 38,802,425 shares issued and outstanding at
December 29, 2015	4	—
Additional paid-in capital	372,260	110,941
Accumulated other comprehensive loss	—	(409)
Accumulated deficit	(3,887)	(29,167)
Total shareholders' equity	368,377	81,404
Total liabilities and shareholders' equity	$703,572	$549,319

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)
	Successor	Predecessor
	16 Weeks Ended	16 Weeks Ended
	December 29, 2015	December 30, 2014
Revenue:
Company restaurant sales	$128,065	$120,852
Franchise revenue	4,634	4,156
Franchise sublease income	716	709
Total revenue	133,415	125,717
Operating expenses:
Restaurant operating expenses:
Food and paper costs	36,696	34,537
Labor and related expenses	37,936	36,855
Occupancy and other operating expenses	26,310	24,869
General and administrative	11,677	9,832
Depreciation and amortization	6,986	5,452
Occupancy and other - franchise subleases	703	675
Pre-opening costs	325	91
Impairment of long-lived assets	—	9,617
Restaurant closure charges, net	1,996	253
Loss on disposal of assets	2	78
Total operating expenses	122,631	122,259
Income from operations	10,784	3,458
Other expense (income), net:
Interest expense	1,927	8,927
Other income	(220)	—
Transaction-related costs	994	1,695
Change in fair value of warrant liability	—	1,114
Total other expense (income), net	2,701	11,736
Income (loss) from operations before provision (benefit)
for income taxes	8,083	(8,278)
Provision (benefit) for income taxes	3,244	(161)
Net income (loss)	4,839	(8,117)
Other comprehensive income (loss):
Change in fair value of interest rate cap	—	(22)
Reclassification of interest rate cap amortization	—
included in net (loss) income	—	12
Total other comprehensive (loss) income, net	—	(10)
Comprehensive income (loss)	$4,839	$(8,127)
Earnings (loss) per share:
Basic	$0.12	$(2.08)
Diluted	$0.12	$(2.08)
Weighted-average shares outstanding
Basic	38,802,425	3,907,835
Diluted	39,513,814	3,907,835

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except share and per share data)

	Successor	Predecessor
	26 Weeks Ended	26 Weeks Ended	52 Weeks Ended
	December 29, 2015	June 30, 2015	December 30, 2014
Revenue:
Company restaurant sales	$206,939	$200,676	$380,800
Franchise revenue	7,328	6,693	12,973
Franchise sublease income	1,183	1,183	2,251
Total revenue	215,450	208,552	396,024
Operating expenses:
Restaurant operating expenses:
Food and paper costs	59,263	57,447	110,708
Labor and related expenses	61,448	61,120	116,920
Occupancy and other operating expenses	43,191	43,611	82,021
General and administrative	17,501	14,850	28,136
Depreciation and amortization	11,276	8,252	18,752
Occupancy and other - franchise subleases	1,140	1,109	2,145
Pre-opening costs	366	276	462
Impairment of long-lived assets	—	—	9,617
Restaurant closure charges, net	2,015	94	82
Loss (gain) on disposal of assets	3	99	(151)
Total operating expenses	196,203	186,858	368,692
Income from operations	19,247	21,694	27,332
Other expense (income), net:
Interest expense	3,652	11,491	30,895
Other income	(220)	—	—
Transaction-related costs	12,972	7,255	1,936
Debt modification costs	78	139	1,241
Change in fair value of warrant liability	—	(35)	1,417
Total other expense (income), net	16,482	18,850	35,489
Income (loss) from operations before
provision for income taxes	2,765	2,844	(8,157)
Provision for income taxes	112	740	1,098
Net income (loss)	$2,653	$2,104	$(9,255)

Other comprehensive income (loss):
Change in fair value of interest rate cap	$—	$(24)	$(125)
Reclassification of interest rate cap amortization
included in net (loss) income	—	58	19
Total other comprehensive income (loss), net	—	34	(106)
Comprehensive income (loss)	$2,653	$2,138	$(9,361)
Earnings (loss) per share:
Basic	$0.07	$0.38	$(2.37)
Diluted	$0.07	$0.37	$(2.37)
Weighted-average shares outstanding:
Basic	38,802,425	5,492,417	3,907,835
Diluted	40,249,993	5,610,859	3,907,835

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)
	Successor	Predecessor
	16 Weeks Ended	16 Weeks Ended
	December 29, 2015	December 30, 2014
Net income (loss)	$4,839	$(8,117)
Non-GAAP adjustments:
Provision for income taxes	3,244	(161)
Interest expense	1,927	8,927
Depreciation and amortization	6,986	5,408
EBITDA	16,996	6,057
Stock-based compensation expense	1,352	243
Loss on disposal of assets	2	78
Impairment of long-lived assets	—	9,617
Restaurant closure charges, net	1,996	253
Amortization of favorable and unfavorable lease assets and liabilities, net	(221)	44
Transaction-related costs	994	1,695
Change in fair value of warrant liability	—	1,114
Pre-opening costs	325	91
Insurance reserves adjustment	—	389
Other income	(220)	—
Adjusted EBITDA	$21,224	$19,581

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)
	Successor	Predecessor
	26 Weeks Ended	26 Weeks Ended	52 Weeks Ended
	December 29, 2015	June 30, 2015	December 30, 2014
Net income (loss)	$2,653	$2,104	$(9,255)
Non-GAAP adjustments:
Provision for income taxes	112	740	1,098
Interest expense	3,652	11,491	30,895
Depreciation and amortization	11,276	8,249	18,608
EBITDA	17,693	22,584	41,346
Stock-based compensation expense	1,498	532	954
Loss (gain) on disposal of assets	3	99	(151)
Impairment of long-lived assets	—	—	9,617
Restaurant closure charges, net	2,015	94	82
Amortization of favorable and unfavorable lease assets and liabilities, net	(364)	3	144
Debt modification costs	78	139	1,241
Transaction-related costs	12,972	7,255	1,936
Change in fair value of warrant liability	—	(35)	1,417
Pre-opening costs	366	276	462
Insurance reserves adjustment	—	—	1,800
Other income	(220)	—	—
Adjusted EBITDA	$34,041	$30,947	$58,848

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)
	Successor	Predecessor
	16 Weeks Ended	16 Weeks Ended
	December 29, 2015	December 30, 2014
Company restaurant sales	$128,065	$120,852
Restaurant operating expenses	100,942	96,261
Restaurant contribution	$27,123	$24,591

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)
	Successor	Predecessor
	26 Weeks Ended	26 Weeks Ended	52 Weeks Ended
	December 29, 2015	June 30, 2015	December 30, 2014
Company restaurant sales	$206,939	$200,676	$380,800
Restaurant operating expenses	163,902	162,178	309,649
Restaurant contribution	$43,037	$38,498	$71,151